CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 35 to the Registration Statement on Form N-6 (No. 333-43264) (the “Registration Statement”) of our report dated March 24, 2025 relating to the statutory basis financial statements of American General Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 17, 2025 relating to the financial statements of each of the subaccounts of American General Life Insurance Company Separate Account VL-R indicated in our report. We also consent to the references to us under the headings “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 22, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 35 to the Registration Statement on Form N-6 (No. 333-43264) (the “Registration Statement”) of our report dated April 23, 2025 relating to the statutory basis financial statements of American Home Assurance Company. We also consent to the references to us under the headings “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 28, 2025